Exhibit 99.1

RealPage Reports Fourth Quarter and Full Year 2017 Financial Results

RICHARDSON, Texas--(BUSINESS WIRE)--February 27, 2018--RealPage, Inc. (NASDAQ:RP), a leading global provider of software and data analytics to the real estate industry, today announced financial results for the fourth quarter and year ended December 31, 2017.

Fourth Quarter 2017 Financial Highlights

  Total revenue of $187.7 million, an increase of 26% year-over-year;
  Net loss of $20.9 million, or $0.26 in net loss per diluted share, a year-over-year decrease of 383% and 389%, respectively, and reflecting a reduction in GAAP net income of $25 million due to the company’s re-measurement of U.S. deferred tax assets at lower corporate tax rates resulting from the recently enacted Tax Cuts and Jobs Act;
  Non-GAAP total revenue of $188.4 million, an increase of 27% year-over-year;
  Adjusted EBITDA of $46.9 million, an increase of 30% year-over-year; and
  Non-GAAP net income of $21.8 million, or $0.26 in non-GAAP net income per diluted share, a year-over-year increase of 26% and 18%, respectively.

Full Year 2017 Financial Highlights

  Total revenue of $671.0 million, an increase of 18% year-over-year;
  Net income of $0.4 million, or $0.00 in net income per diluted share, a year-over-year decrease of 98% and 100%, respectively, and reflecting a reduction in GAAP net income during the fourth quarter of $25 million due to the company’s re-measurement of U.S. deferred tax assets at lower corporate tax rates resulting from the recently enacted Tax Cuts and Jobs Act;
  Non-GAAP total revenue of $674.0 million, an increase of 19% year-over-year;
  Adjusted EBITDA of $163.4 million, an increase of 28% year-over-year; and
  Non-GAAP net income of $76.3 million, or $0.93 in non-GAAP net income per diluted share, a year-over-year increase of 29% and 22%, respectively.

Comments on the News

“2017 was an extremely successful year operationally and financially,” said Steve Winn, Chairman and CEO of RealPage. “During the year we continued to make progress towards our goal of empowering the real estate industry with a unique, powerful, and data-rich platform that improves operational returns through increased revenue, reduced expenses and less risk. We invested significantly in our future through new product, infrastructure and acquisition investments. As a result of these investments and other actions, we achieved significant new sales bookings growth, and are ahead of the pace needed to achieve our 2020 objective of $1 billion in revenue and $300 million in adjusted EBITDA. Our strategy for 2018 will leverage the actions we took in 2017, continue to invest in our platform for the long-term, and focus on new product innovation for our clients.”

“2017 revenue growth of 19% and adjusted EBITDA margin expansion of over 180 basis points was strong,” said Bryan Hill, CFO and Treasurer of RealPage. “This strength is particularly impressive in light of our significant acquisition activity, and investing heavily across our platform – all while exceeding the guidance we provided a year ago. During 2018, we will continue to invest in our innovation initiatives that we believe possess tremendous opportunity – such as Asset Optimization, Resident Services, and our Unity infrastructure project. I’m excited to make additional progress towards our long-term objectives.”

2018 Financial Outlook

The below guidance reflects the impact of the recently enacted Tax Cuts and Jobs Act and includes a new estimated tax rate of approximately 26%.

RealPage management expects to achieve the following results during the first quarter ended March 31, 2018:

  GAAP total revenue is expected to be in the range of $199.8 million to $201.8 million;
  GAAP net income per diluted share is expected to be in the range of $0.08 to $0.09;
  Non-GAAP total revenue is expected to be in the range of $200.0 million to $202.0 million;
  Adjusted EBITDA is expected to be in the range of $51.0 million to $52.0 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.34 to $0.35;
  Weighted average shares outstanding are expected to be approximately 84.2 million.

RealPage management expects to achieve the following results during the calendar year ended December 31, 2018:

  GAAP total revenue is expected to be in the range of $834.6 million to $844.6 million;
  GAAP net income per diluted share is expected to be in the range of $0.35 to $0.42;
  Non-GAAP total revenue is expected to be in the range of $835.0 million to $845.0 million;
  Adjusted EBITDA is expected to be in the range of $215.0 million to $221.0 million;
  Non-GAAP net income per diluted share is expected to be in the range of $1.41 to $1.47;
  Weighted average shares outstanding are expected to be approximately 85.7 million.

Conference Call Information; Presentation Slides

The Company will host a conference call at 5 p.m. ET today to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast and view the earnings presentation at www.realpage.com on the Investor Relations section. In addition, a live dial-in is available domestically at 844-889-4333 and internationally at 412-717-9596. A replay will be available at 877-344-7529 or 412-317-0088, passcode 10117315, until March 6, 2018.

About RealPage

RealPage is a leading global provider of software and data analytics to the real estate industry. Clients use our platform to improve operating performance and increase capital returns. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 12,400 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit https://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s strategy, goals and focus, expected, possible or assumed future results including its financial outlook for the first quarter ending March 31, 2018 and calendar year ending December 31, 2018, that we are ahead of the pace needed to achieve our 2020 objective of $1 billion in revenue and $300 million in adjusted EBITDA, continuing to invest in our platform and in our innovation initiatives that we believe possess tremendous opportunity, the expected results of our investments to drive innovation and future revenue growth, and RealPage’s long-term revenue and adjusted EBITDA margin goals. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results contained herein upon finalizing its review of quarterly and full-year results and completion of the annual audit, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in client cancellations; (d) the inability to increase sales to existing clients and to attract new clients; (e) RealPage’s failure to integrate acquired businesses and any recent or future acquisitions successfully or to achieve expected synergies, including the recently completed acquisition of LRO; (f) the timing and success of new product introductions by RealPage or its competitors; (g) changes in RealPage’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; (j) changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the recently enacted Tax Cuts and Jobs Act; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on March 1, 2017 and its Quarterly Report on Form 10-Q filed on November 7, 2017. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Explanation of Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These non-cash or non-recurring items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of RealPage and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that RealPage believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Non-GAAP Total Revenue” as total revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of its business operations in the period of activity and associated expense. Further, the company believes this measure is useful to investors as a way to evaluate the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Adjusted Gross Profit” as gross profit, plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, (3) amortization of intangible assets, (4) headquarters relocation costs, and (5) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net income (loss), plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, asset impairment, and the loss on disposal of assets, (3) amortization of intangible assets, (4) acquisition-related expense, (5) costs related to the Hart-Scott-Rodino review process, (6) interest expense, net, (7) income tax expense, (8) headquarters relocation costs, and (9) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Product Development Expense” as product development expense, excluding (1) headquarters relocation costs, and (2) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding (1) amortization of intangible assets, (2) headquarters relocation costs, and (3) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) loss on disposal of assets, (2) acquisition-related expense, (3) costs related to the Hart-Scott-Rodino review process, (4) headquarters relocation costs, and (5) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Operating Expense” as operating expense, excluding (1) asset impairment and loss on disposal of assets, (2) amortization of intangible assets, (3) acquisition-related expense, (4) costs related to the Hart-Scott-Rodino review process, (5) headquarters relocation costs, and (6) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support ongoing operations.

The company defines “Non-GAAP Operating Income” as operating income (loss), plus (1) acquisition-related and other deferred revenue adjustments, (2) asset impairment and loss on disposal of assets, (3) amortization of intangible assets, (4) acquisition-related expense, (5) costs related to the Hart-Scott-Rodino review process, (6) headquarters relocation costs, and (7) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Net Income” as net income (loss), plus (1) income tax (benefit) expense, (2) acquisition-related and other deferred revenue adjustments, (3) asset impairment and loss on disposal of assets, (4) amortization of intangible assets, (5) acquisition-related expense, (6) costs related to the Hart-Scott-Rodino review process, (7) headquarters relocation costs, (8) amortization of convertible note discount, (9) stock-based expense, and (10) provision for income tax expense based on an assumed rate in order to approximate the company’s long-term effective corporate tax rate; and the company defines “Non-GAAP Net Income per Diluted Share” as Non-GAAP Net Income divided by Non-GAAP weighted average diluted shares outstanding. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP On Demand Revenue” as total on demand revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense. Further, the company believes that investors and financial analysts find this measure to be useful in evaluating the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Ending On Demand Units” as the number of rental housing units managed by our clients with one or more of our on demand software solutions at the end of the period. We use ending on demand units to measure the success of our strategy of increasing the number of rental housing units managed with our on demand software solutions. Property unit counts are provided to us by our customers as new sales orders are processed. Property unit counts may be adjusted periodically as information related to our clients’ properties is updated or supplemented, which could result in adjustments to the number of units previously reported.

The company defines “Average On Demand Units” as the average of the beginning and ending on demand units for each quarter in the period presented. The company’s management monitors this metric to measure its success in increasing the number of on demand software solutions utilized by our clients to manage their rental housing units, our overall revenue, and profitability.

The company defines “ACV,” or Annual Client Value, as management’s estimate of the annual value of the company’s on demand revenue contracts. The company’s management monitors this metric to measure its success in increasing the number of on demand units, and the amount of software solutions utilized by its clients to manage their rental housing units.

The company defines “RPU,” or Revenue Per Unit, as ACV divided by ending on demand units. The company monitors this metric to measure its success in increasing the penetration of on demand software solutions utilized by its clients to manage their rental housing units.

The company excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to each excluded item:

  Non-GAAP tax rate – In 2017, the company used a 40.0% tax rate in order to approximate the company’s long-term effective corporate tax rate. The GAAP tax rate includes certain tax items which may include, but are not limited to: income tax expenses or benefits that are not related to ongoing business operations in the current year; unusual or infrequently occurring items; benefits from stock compensation deductions for tax purposes that exceed the stock compensation expense recognized for GAAP; tax adjustments associated with fluctuations in foreign currency re-measurement; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and liabilities; and changes in tax law. For 2018 guidance purposes, the company uses a Non-GAAP tax rate of approximately 26%, as a result of the recently enacted Tax Cuts and Jobs Act legislation, to approximate the company’s long-term effective corporate tax rate. We believe excluding these items assists investors and analysts in understanding the tax provision and the effective tax rate related to ongoing operations.
  Acquisition-related and other deferred revenue – These items are included to reflect deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense.
  Asset impairment and loss on disposal of assets – These items comprise gains (losses) on the disposal and impairment of long-lived assets, which are not reflective of the company’s ongoing operations. We believe exclusion of these items facilitates a more accurate comparison of the company’s results of operations between periods.
  Amortization of intangible assets – These items are amortized over their estimated useful lives and generally cannot be changed or influenced by the company after acquisition. Accordingly, these items are not considered by the company in making operating decisions. The company does not believe such charges accurately reflect the performance of its ongoing operations for the period in which such charges are incurred.
  Acquisition-related expense – These items consist of direct costs incurred in our business acquisition transactions and the impact of changes in the fair value of acquisition-related contingent consideration obligations. We believe exclusion of these items facilitates a more accurate comparison of the results of the company’s ongoing operations across periods and eliminates volatility related to changes in the fair value of acquisition-related contingent consideration obligations.
  Costs related to the Hart-Scott-Rodino review process – This item relates to the company's Hart-Scott-Rodino Antitrust Improvements Act review process as a result of the recently completed acquisitions of On-Site and LRO. The company believes that these significant legal costs are not reflective of its ongoing operations.
  Headquarters relocation costs – These items consist of duplicative rent and other expenses related to the relocation of our corporate headquarters and data center. These costs are not reflective of the company’s ongoing operations due to their non-recurring nature.
  Amortization of the convertible note discount – This items consists of non-cash interest expense related to the amortization of the discount recognized on the convertible notes issued in May 2017. Management excludes this item as it is not indicative of the company’s ongoing operating performance.
  Stock-based expense – This item is excluded because these are non-cash expenditures that the company does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of its control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the company’s performance during the period in which the expenses are incurred.

Condensed Consolidated Balance Sheets (in thousands, except share data)

	December 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$69,343	$104,886
Restricted cash	96,002	83,654
Accounts receivable, less allowance for doubtful accounts of $3,951 and $2,468 at December 31, 2017 and 2016, respectively	124,505	92,367
Prepaid expenses	12,107	10,836
Other current assets	6,622	5,712
Total current assets	308,579	297,455
Property, equipment, and software, net	148,428	130,428
Goodwill	751,052	259,938
Identified intangible assets, net	252,337	74,976
Deferred tax assets, net	44,887	15,665
Other assets	11,010	9,636
Total assets	$1,516,293	$788,098

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$26,733	$21,421
Accrued expenses and other current liabilities	79,379	50,464
Current portion of deferred revenue	116,622	89,583
Current portion of term loans	14,116	5,469
Customer deposits held in restricted accounts	96,057	83,590
Total current liabilities	332,907	250,527
Deferred revenue	5,538	6,308
Revolving facility	50,000	-
Term loans, net	303,261	116,657
Convertible notes, net	281,199	-
Other long-term liabilities	41,513	29,843
Total liabilities	1,014,418	403,335
Stockholders’ equity:
Common stock, $0.001 par value: 125,000,000 shares authorized, 87,153,085 and 86,062,191 shares issued and 83,180,401 and 81,087,353 shares outstanding at December 31, 2017 and 2016, respectively	87	86
Additional paid-in capital	637,851	534,348
Treasury stock, at cost: 3,972,684 and 4,974,838 shares at December 31, 2017 and 2016, respectively	(61,260)	(30,358)
Accumulated deficit	(75,046)	(119,260)
Accumulated other comprehensive income (loss)	243	(53)
Total stockholders’ equity	501,875	384,763
Total liabilities and stockholders’ equity	$1,516,293	$788,098

Condensed Consolidated Statements of Operations (in thousands, except per share data) (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue:
On demand	$180,104	$141,627	$642,622	$542,531
On premise	662	695	2,644	2,836
Professional and other	6,914	6,749	25,697	22,761
Total revenue	187,680	149,071	670,963	568,128
Cost of revenue(1)	73,513	61,364	273,447	242,301
Gross profit	114,167	87,707	397,516	325,827
Operating expenses:
Product development(1)	25,890	18,714	89,452	73,607
Sales and marketing(1)	48,114	34,025	165,079	135,213
General and administrative(1)	30,350	23,058	112,975	85,013
Impairment of identified intangible assets	-	-	-	750
Total operating expenses	104,354	75,797	367,506	294,583
Operating income	9,813	11,910	30,010	31,244
Interest expense and other, net	(6,220)	(912)	(14,769)	(3,758)
Income before income taxes	3,593	10,998	15,241	27,486
Income tax expense	24,458	3,637	14,864	10,836
Net (loss) income	$(20,865)	$7,361	$377	$16,650

Net (loss) income per share attributable to common stockholders
Basic	$(0.26)	$0.09	$0.00	$0.22
Diluted	$(0.26)	$0.09	$0.00	$0.21
Weighted average shares used in computing net (loss) income per share attributable to common stockholders
Basic	80,583	77,566	79,433	76,854
Diluted	80,583	79,116	82,398	77,843

(1) Includes stock-based expense as follows:
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cost of revenue	$899	$804	$3,842	$3,310
Product development	1,992	1,825	8,423	7,071
Sales and marketing	3,351	3,185	14,592	11,364
General and administrative	3,861	3,655	18,978	15,107
	$10,103	$9,469	$45,835	$36,852

Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net (loss) income	$(20,865)	$7,361	$377	$16,650
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	21,332	13,960	67,146	54,834
Amortization of debt discount and issuance costs	2,956	119	7,296	443
Deferred taxes	24,602	2,962	13,791	8,386
Stock-based expense	10,103	9,469	45,835	36,852
Excess tax benefit from stock-based compensation	-	(5,998)	-	(5,998)
Asset impairment and loss on disposal of assets	52	248	524	1,247
Acquisition-related consideration	302	(378)	684	(877)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations	(7,443)	3,349	1,674	24,679
Net cash provided by operating activities	31,039	31,092	137,327	136,216

Cash flows from investing activities:
Purchases of property, equipment, and software	(11,176)	(14,236)	(49,752)	(75,241)
Proceeds from disposal of property, equipment, and software	-	4,500	-	4,500
Acquisition of businesses, net of cash acquired	(302,461)	-	(659,322)	(71,400)
Purchase of cost method investments	(200)	-	(200)	(3,000)
Net cash used in investing activities	(313,837)	(9,736)	(709,274)	(145,141)

Cash flows from financing activities:
Payments on and proceeds from debt, net	247,571	(781)	548,730	81,403
Payments of acquisition-related consideration	(418)	(808)	(8,491)	(5,684)
Issuance of common stock	5,400	12,351	27,014	28,490
Excess tax benefit from stock-based compensation	-	5,998	-	5,998
Purchase of treasury stock related to stock-based compensation	(9,715)	(2,241)	(30,904)	(6,020)
Purchase of treasury stock under share repurchase program	-	-	-	(21,244)
Net cash provided by financing activities	242,838	14,519	536,349	82,943
Net (decrease) increase in cash and cash equivalents	(39,960)	35,875	(35,598)	74,018
Effect of exchange rate on cash	(31)	(79)	55	(43)

Cash and cash equivalents:
Beginning of period	109,334	69,090	104,886	30,911
End of period	$69,343	$104,886	$69,343	$104,886

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES (unaudited, in thousands, except per share data)

The following is a reconciliation of the non-GAAP financial measures used by RealPage to describe its financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included under the heading “Explanation of Non-GAAP Financial Measures.”

While the company believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and the company may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Non-GAAP Total Revenue
Set forth below is a presentation of the company’s “Non-GAAP total revenue.” Please reference the “Explanation of Non-GAAP Financial Measures” section.
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue (GAAP)	$187,680	$149,071	$670,963	$568,128
Acquisition-related and other deferred revenue	710	(187)	3,058	(949)
Non-GAAP total revenue	$188,390	$148,884	$674,021	$567,179

Adjusted Gross Profit
Set forth below is a presentation of the company’s "Adjusted Gross Profit." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Gross profit (GAAP)	$114,167	$87,707	$397,516	$325,827
Acquisition-related and other deferred revenue	710	(187)	3,058	(949)
Depreciation	2,935	2,825	11,790	11,405
Amortization of intangible assets	4,378	4,159	15,312	16,761
Headquarters relocation costs	-	-	-	2,023
Stock-based expense	899	804	3,842	3,310
Adjusted gross profit	$123,089	$95,308	$431,518	$358,377

Adjusted EBITDA
Set forth below is a presentation of the company’s "Adjusted EBITDA." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net (loss) income (GAAP)	$(20,865)	$7,361	$377	$16,650
Acquisition-related and other deferred revenue	710	(187)	3,058	(949)
Depreciation, asset impairment, and loss on disposal of assets	6,817	6,635	27,752	25,813
Amortization of intangible assets	14,567	7,573	39,918	30,268
Acquisition-related expense	2,508	695	5,557	363
Costs related to the Hart-Scott-Rodino review process	2,310	-	11,012	-
Interest expense, net	6,335	937	15,072	3,825
Income tax expense	24,458	3,637	14,864	10,836
Headquarters relocation costs	-	-	-	3,552
Stock-based expense	10,103	9,469	45,835	36,852
Adjusted EBITDA	$46,943	$36,120	$163,445	$127,210

Non-GAAP Product Development Expense
Set forth below is a presentation of the company’s "Non-GAAP Product Development Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2017	2016	2017	2016
Product development expense (GAAP)		$25,890	$18,714	$89,452	$73,607
Less:	Headquarters relocation costs	-	-	-	541
	Stock-based expense	1,992	1,825	8,423	7,071
Non-GAAP product development expense		$23,898	$16,889	$81,029	$65,995

Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s "Non-GAAP Sales and Marketing Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2017	2016	2017	2016
Sales and marketing expense (GAAP)		$48,114	$34,025	$165,079	$135,213
Less:	Amortization of intangible assets	10,189	3,414	24,606	13,507
	Headquarters relocation costs	-	-	-	574
	Stock-based expense	3,351	3,185	14,592	11,364
Non-GAAP sales and marketing expense		$34,574	$27,426	$125,881	$109,768

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s "Non-GAAP General and Administrative Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2017	2016	2017	2016
General and administrative expense (GAAP)		$30,350	$23,058	$112,975	$85,013
Less:	Loss on disposal of assets	52	248	524	497
	Acquisition-related expense	2,508	695	5,557	363
	Costs related to the Hart-Scott-Rodino review process	2,310	-	11,012	-
	Headquarters relocation costs	-	-	-	414
	Stock-based expense	3,861	3,655	18,978	15,107
Non-GAAP general and administrative expense		$21,619	$18,460	$76,904	$68,632

Non-GAAP Operating Expense
Set forth below is a presentation of the company’s "Non-GAAP Operating Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2017	2016	2017	2016
Operating expense (GAAP)		$104,354	$75,797	$367,506	$294,583
Less:	Asset impairment and loss on disposal of assets	52	248	524	1,247
	Amortization of intangible assets	10,189	3,414	24,606	13,507
	Acquisition-related expense	2,508	695	5,557	363
	Costs related to the Hart-Scott-Rodino review process	2,310	-	11,012	-
	Headquarters relocation costs	-	-	-	1,529
	Stock-based expense	9,204	8,665	41,993	33,542
Non-GAAP operating expense		$80,091	$62,775	$283,814	$244,395

Non-GAAP Operating Income
Set forth below is a presentation of the company’s "Non-GAAP Operating Income." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Operating income (GAAP)	$9,813	$11,910	$30,010	$31,244
Acquisition-related and other deferred revenue	710	(187)	3,058	(949)
Asset impairment and loss on disposal of assets	52	248	524	1,247
Amortization of intangible assets	14,567	7,573	39,918	30,268
Acquisition-related expense	2,508	695	5,557	363
Costs related to the Hart-Scott-Rodino review process	2,310	-	11,012	-
Headquarters relocation costs	-	-	-	3,552
Stock-based expense	10,103	9,469	45,835	36,852
Non-GAAP operating income	$40,063	$29,708	$135,914	$102,577

Non-GAAP Net Income
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net (loss) income (GAAP)	$(20,865)	$7,361	$377	$16,650
Income tax expense	24,458	3,637	14,864	10,836
Income before income taxes	3,593	10,998	15,241	27,486

Acquisition-related and other deferred revenue	710	(187)	3,058	(949)
Asset impairment and loss on disposal of assets	52	248	524	1,247
Amortization of intangible assets	14,567	7,573	39,918	30,268
Acquisition-related expense	2,508	695	5,557	363
Costs related to the Hart-Scott-Rodino review process	2,310	-	11,012	-
Headquarters relocation costs	-	-	-	3,552
Amortization of convertible note discount	2,488	-	5,991	-
Stock-based expense	10,103	9,469	45,835	36,852
Non-GAAP income before income taxes	36,331	28,796	127,136	98,819
Assumed rate for income tax expense (1)	40.0%	40.0%	40.0%	40.0%
Assumed provision for non-GAAP income tax expense	14,532	11,518	50,854	39,528
Non-GAAP net income	$21,799	$17,278	$76,282	$59,291

Net (loss) income per diluted share	$(0.26)	$0.09	$0.00	$0.21
Non-GAAP net income per non-GAAP diluted share	$0.26	$0.22	$0.93	$0.76

Weighted average outstanding shares - basic	80,583	77,566	79,433	76,854
Non-GAAP adjusted diluted weighted average shares outstanding:
Weighted average outstanding shares - diluted	83,464	79,116	82,398	77,843
Dilution offset from convertible note hedge transactions	(321)	-	(81)	-
Non-GAAP diluted weighted average shares outstanding (2)	83,143	79,116	82,317	77,843

Non-GAAP On Demand Revenue
Set forth below is a presentation of the company’s "Non-GAAP On Demand Revenue." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
On demand revenue (GAAP)	$180,104	$141,627	$642,622	$542,531
Acquisition-related and other deferred revenue	710	(187)	3,058	(949)
Non-GAAP on demand revenue	$180,814	$141,440	$645,680	$541,582

Ending On Demand Units, Average On Demand Units, RPU, and ACV
Set forth below is a presentation of the company’s "Ending On Demand Units," "Average On Demand Units," "RPU," and "ACV." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Ending on demand units	13,003	10,989	13,003	10,989
Average on demand units	12,628	11,120	11,711	11,042

ACV	$751,183	$566,263
RPU	$57.77	$51.53

Non-GAAP Total Revenue Guidance
Set forth below is a presentation of the company’s "Non-GAAP total revenue" guidance for the three months ending March 31, 2018, and the twelve months ending December 31, 2018. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	March 31, 2018		December 31, 2018
	Low (3)	High (3)	Low (3)	High (3)
Revenue (GAAP)	$199,800	$201,800	$834,570	$844,570
Acquisition-related and other deferred revenue	200	200	430	430
Non-GAAP total revenue	$200,000	$202,000	$835,000	$845,000

Non-GAAP Net Income Guidance
Set forth below is a presentation of the company’s "Non-GAAP net income" and "Non-GAAP net income per diluted share" guidance for the three months ending March 31, 2018, and the twelve months ending December 31, 2018. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	March 31, 2018		December 31, 2018
	Low (3)	High (3)	Low (3)	High (3)
Non-GAAP net income:
Net income (GAAP)	$6,400	$7,660	$29,920	$36,420
Income tax expense	2,250	2,690	10,500	12,800
Income before income taxes	8,650	10,350	40,420	49,220

Acquisition-related and other deferred revenue	200	200	430	430
Amortization of intangible assets	16,650	16,450	65,100	64,300
Amortization of convertible note discount	2,500	2,500	10,250	10,250
Stock-based expense	10,500	10,300	46,650	45,850
Non-GAAP income before income taxes	38,500	39,800	162,850	170,050
Expected effective tax rate (4)	26.0%	26.0%	26.0%	26.0%
Assumed provision for income tax expense	10,010	10,348	42,341	44,213
Non-GAAP net income	$28,490	$29,452	$120,509	$125,837

Net income per diluted share	$0.08	$0.09	$0.35	$0.42
Non-GAAP net income per diluted share	$0.34	$0.35	$1.41	$1.47

Weighted average outstanding shares - diluted (2)	84,200	84,200	85,700	85,700

Adjusted EBITDA Guidance
Set forth below is a presentation of the company’s "Adjusted EBITDA" guidance for the three months ending March 31, 2018, and the twelve months ending December 31, 2018. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	March 31, 2018		December 31, 2018
	Low (3)	High (3)	Low (3)	High (3)
Adjusted EBITDA:
Net income (GAAP)	$6,400	$7,660	$29,920	$36,420
Acquisition-related and other deferred revenue	200	200	430	430
Depreciation, asset impairment, and loss on disposal of assets	7,300	7,100	31,000	30,200
Amortization of intangible assets	16,650	16,450	65,100	64,300
Interest expense, net	7,700	7,600	31,400	31,000
Income tax expense	2,250	2,690	10,500	12,800
Stock-based expense	10,500	10,300	46,650	45,850
Adjusted EBITDA	$51,000	$52,000	$215,000	$221,000

(1)	A 40.0% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate. Please reference the “Explanation of Non-GAAP Financial Measures” section.

(2)	For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

It is the current intent of the Company to settle conversions of the Convertible Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude these shares that are issuable upon conversions of our convertible notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in May 2017 in connection with the issuance of the convertible notes.

(3)	Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law. See additional discussion under "Cautionary Statement Regarding Forward-Looking Statements" above.

(4)	Among the major provisions contained in the Tax Cuts & Jobs Act of 2017 was a reduction in our federal corporate tax rate. We have revised our estimate of our effective tax rate to 26.0% in order to approximate the Company's long-term effective corporate tax rate. Please reference the "Explanation of Non-GAAP Financial Measures" section.

CONTACT:
RealPage, Inc.
Investor Relations
Rhett Butler, 972-820-3773
rhett.butler@realpage.com